UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 17, 2019

MEDPACE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37856	32-0434904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5375 Medpace Way
Cincinnati, Ohio 45227
(Address of Principal Executive Offices, and Zip Code)

(513) 579-9911
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MEDP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2019, a majority of the independent directors of the Board of Directors (the “Board”) of Medpace Holdings, Inc. (the “Company”) recommended to the Board, and a majority of the Board affirmatively approved, that Ashley M. Keating be appointed to fill the Class III vacancy on the Board of the Company, effective May 17, 2019, and that Ms. Keating shall hold such position as a Class III director until the 2022 Annual Meeting of Stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. Ms. Keating has not been, nor is she expected to be, named to any committees of the Board at this time.

Ms. Keating is currently the Chief Financial Officer of CincyTech, one of the most active seed-stage investors in the Midwest focused on providing startup capital and guidance to human health and technology companies primarily in Southwest Ohio.  From 2005 to April 2016, Ms. Keating worked at PricewaterhouseCoopers (PwC) where she focused on finance, operations, business leadership and mergers and acquisitions.  She began her career in audit services at PwC’s Cincinnati office and later transferred to PwC’s transaction services practice in the New York and London offices.  Ms. Keating is a Certified Public Accountant.  She received her Bachelor of Business Administration in Accounting and Finance from Ohio University.  While at Ohio University Ms. Keating played on the women’s golf team and was named a Division I All-American Scholar.

Ms. Keating will participate in the Company’s standard compensation program for non-employee directors.  On May 17, 2019, Ms. Keating was granted an equity award in the form of an option to purchase 6,472 shares of the Company’s common stock with an exercise price equal to the closing price per share of the Company’s common stock on May 17, 2019, the date of the grant, and a term of seven years.  The Company expects to enter into the Company’s standard indemnification agreement for directors and officers with Ms. Keating.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date:	May 21, 2019	By:	/s/ Stephen P. Ewald
		Name:	Stephen P. Ewald
		Title:	General Counsel and Corporate Secretary